UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CREDENCE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-2878499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1421 California Circle Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

ITEM 1. Description of Registrant’s Securities to Be Registered.

On February 19, 2004, the Board of Directors (the “Board”) of Credence Systems Corporation, a Delaware corporation (the “Company”) voted to amend the Company’s existing Rights Agreement, dated as of June 2, 1998, by and between the Company and Equiserve Trust Company, N.A. (formerly known as BankBoston, N.A.) to exclude from the definition of an “acquiring person” any person who acquires 15% or more of the Company’s common stock in a transaction approved by the Board. The First Amendment to Rights Agreement, dated as of February 19, 2004, is attached hereto as Exhibit 1.

ITEM 2. Exhibits.

1. First Amendment to Rights Agreement, dated as of February 19, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CREDENCE SYSTEMS CORPORATION Date: March 26, 2004

By:	/s/ John R. Detwiler

John R. Detwiler Senior Vice President and Chief Financial Officer

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

1	First Amendment to Rights Agreement, dated as of February 19, 2004.